SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Intevac, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.
[ ]	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

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Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders of Intevac, Inc., a California corporation which will be held May 15, 2002, at 6:30 p.m., local time, at the Company’s headquarters, 3560 Bassett Street, Santa Clara, California 95054.

      At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) to elect seven (7) directors of the Company and (ii) to ratify the appointment of Grant Thornton LLP as independent accountants of the Company for the fiscal year ending December 31, 2002.

      The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, the Company’s Board of Directors has unanimously approved the proposals and recommends that you vote FOR each such proposal.

      After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope to ensure receipt by the Company’s Transfer Agent no later than May 12, 2002. If you decide to attend the Annual Meeting and would prefer to vote in person, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

      A copy of the Company’s 2001 Annual Report has been mailed concurrently herewith to all shareholders entitled to notice of and to vote at the Annual Meeting.

      We look forward to seeing you at the Annual Meeting. Please notify Sandra Thompson at (408) 496-2242 if you plan to attend.

Sincerely yours,

Kevin Fairbairn
President and Chief Executive Officer

Santa Clara, California

March 25, 2002

IMPORTANT

Whether or not you plan to attend the meeting, please mark, date and sign the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope.

INTEVAC, INC.

3560 Bassett Street
Santa Clara, California 95054

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 15, 2002

TO OUR SHAREHOLDERS:

      You are cordially invited to attend the Annual Meeting of Shareholders of Intevac, Inc., a California corporation, to be held May 15, 2002 at 6:30 p.m., local time, at the Company’s headquarters, 3560 Bassett Street, Santa Clara, California 95054, for the following purposes:

1. To elect directors to serve for the ensuing year or until their respective successors are duly elected and qualified. The nominees are Norman H. Pond, Kevin Fairbairn, Edward Durbin, George L. Farinsky, Robert D. Hempstead, David N. Lambeth and H. Joseph Smead.

2. To ratify the appointment of Grant Thornton LLP as independent accountants of the Company for the fiscal year ending December 31, 2002.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

      Only shareholders of record at the close of business March 15, 2002 are entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof.

      All shareholders are cordially invited and encouraged to attend the Annual Meeting. In any event, to ensure your representation at the meeting, please carefully read the accompanying Proxy Statement which describes the matters to be voted on at the Annual Meeting and sign, date and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all your shares will be voted. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

      We look forward to seeing you at the Annual Meeting. Please notify Sandra Thompson at (408) 496-2242 if you plan to attend.

BY ORDER OF THE BOARD OF DIRECTORS

CHARLES B. EDDY III
Vice President, Finance and Administration,
Chief Financial Officer, Treasurer and Secretary

Santa Clara, California

March 25, 2002

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IN ANY EVENT, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED.

PROXY STATEMENT
GENERAL
VOTING RIGHTS
REVOCABILITY OF PROXIES
SOLICITATION OF PROXIES
PROPOSAL NO. 1: ELECTION OF DIRECTORS
NOMINEES
BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION AS DIRECTORS
BOARD MEETINGS AND COMMITTEES
DIRECTOR COMPENSATION
PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION AND RELATED INFORMATION
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS
PERFORMANCE GRAPH
OTHER BUSINESS
SHAREHOLDER PROPOSALS
DEFINITIVE PROXY STATEMENT

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

INTEVAC, INC.
To Be Held May 15, 2002

GENERAL

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Intevac, Inc., a California corporation, of proxies to be voted at the Annual Meeting of Shareholders to be held May 15, 2002, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders of record March 15, 2002 will be entitled to vote at the Annual Meeting. The Annual Meeting will be held at 6:30 p.m., local time, at the Company’s headquarters, 3560 Bassett Street, Santa Clara, California 95054.

      It is anticipated that this Proxy Statement and the enclosed proxy card will be first mailed to shareholders on or about April 2, 2002.

VOTING RIGHTS

      The close of business March 15, 2002 was the record date for shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. At the record date, the Company had 12,060,003 shares of its Common Stock outstanding and entitled to vote at the Annual Meeting, held by approximately 150 shareholders of record. The Company believes that approximately 1,700 beneficial owners hold shares through brokers, fiduciaries and nominees. Holders of Common Stock are entitled to one vote for each share of Common Stock so held. A majority of the shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.

      If any shareholder is unable to attend the Annual Meeting, such shareholder may vote by proxy. The enclosed proxy is solicited by the Company’s Board of Directors, and, when the proxy card is returned properly completed, it will be voted as directed by the shareholder on the proxy card. Shareholders are urged to specify their choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted FOR Proposals 1 and 2 and will be voted in the proxy holders’ discretion as to other matters that may properly come before the Annual Meeting.

      The seven director nominees receiving the highest number of affirmative votes will be elected. Votes against a nominee, abstentions and brokers non-votes will have no effect on the election of directors. Approval of Proposal 2 requires (i) the affirmative vote of a majority of those shares present and voting, and (ii) the affirmative vote of the majority of the required quorum. Thus in the case of Proposal 2, abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

REVOCABILITY OF PROXIES

      Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SOLICITATION OF PROXIES

      The Company will bear the cost of soliciting proxies. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not intend to solicit proxies other than by mail.

      The Annual Report of the Company for the fiscal year ended December 31, 2001 has been mailed concurrently with the mailing of this Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

      At the Annual Meeting, seven directors (constituting the entire board) are to be elected to serve until the next Annual Meeting of Shareholders and until a successor for each such director is elected and qualified, or until the death, resignation, or removal of such director. It is intended that the proxies will be voted for the seven nominees named below unless authority to vote for any such nominee is withheld. All seven nominees are currently directors of the Company, and all except Mr. Fairbairn and Mr. Farinsky were elected to the Board by the shareholders at the last annual meeting. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any other person who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the nominees named below. The seven candidates receiving the highest number of the affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company. The proxies solicited by this Proxy Statement may not be voted for more than seven nominees.

NOMINEES

      Set forth below is information regarding the nominees to the Board of Directors.

Name	Position(s) with the Company	Age

Norman H. Pond	Chairman of the Board	63
Kevin Fairbairn	President and Chief Executive Officer	48
Edward Durbin(1)	Director	74
George L. Farinsky(1)	Director	67
Robert D. Hempstead	Director	58
David N. Lambeth(1)(2)	Director	55
H. Joseph Smead(2)	Director	76

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION AS DIRECTORS

      Mr. Pond is a founder of Intevac and has served as Chairman of the Board since February 1991. Mr. Pond served as President and Chief Executive Officer from February 1991 until July 2000 and again from September 2001 through January 2002. Before joining Intevac, from 1988 to 1990, Mr. Pond served as

President and Chief Operating Officer of Varian Associates, Inc., a publicly held manufacturer of semiconductor, communication, defense and medical products where he was responsible for overall management of Varian’s operations. From 1984 to 1988, Mr. Pond was President of Varian’s Electron Device and Systems Group and became a Director of Varian in 1986. Mr. Pond holds a BS in physics from the University of Missouri at Rolla and a MS in physics from the University of California at Los Angeles.

      Mr. Fairbairn joined Intevac as President and Chief Executive Officer in January 2002 and was appointed a Director of the Company in February 2002. Before joining Intevac, from July 1985 to January 2002, Mr. Fairbairn was employed by Applied Materials, most recently as Vice-President and General Manager of the Conductor Etch Organization with responsibility for the Silicon and Metal Etch Divisions. From 1996 to 1999, Mr. Fairbairn was General Manager of Applied’s Plasma Enhanced Chemical Vapor Deposition Business Unit and from 1993 to 1996, he was General Manager of Applied’s Plasma Silane CVD Product Business Unit. Mr. Fairbairn holds a MA in engineering sciences from Cambridge University.

      Mr. Durbin has served as a Director of Intevac since February 1991. Mr. Durbin joined Kaiser Aerospace and Electronics Corporation, a privately held manufacturer of electronic and electro-optical systems, in 1975 and served as Vice Chairman with responsibility for marketing and business development until January 2001. Mr. Durbin holds a BS in electrical engineering from The Cooper Union and a MS in electrical engineering from the Polytechnic Institute of Brooklyn.

      Mr. Farinsky has served as a Director of Intevac since May 2001. Mr. Farinsky has been an investor and consultant since he retired as a corporate financial executive in 1991. From 1987 to 1991 he was Executive Vice President and Chief Financial Officer of Ashton-Tate Corporation. Prior to joining Ashton-Tate, he held executive management positions at the Bank of British Columbia, Dysan Corporation, Kaiser Resources, Ltd,. Kaiser Industries Corporation, Mattel, Inc. and Teledyne, Inc. Mr. Farinsky holds a BS in business administration from the University of San Francisco and is a Certified Public Accountant licensed in California, but is not engaged in public practice. Mr. Farinsky is also a director of Broadcom Corporation.

      Dr. Hempstead has served as a Director of Intevac since March 1997 and served as Chief Operating Officer of Intevac from April 1996 through June 1999. Before joining Intevac, Dr. Hempstead served as Executive Vice President of Censtor Corp., a manufacturer of computer disk drive heads and disks, from November 1994 to February 1996. He was a self-employed consultant from 1989 to November 1994. Dr. Hempstead is currently Chief Technology Officer at Veeco Instruments. Dr. Hempstead holds a BS and MS in electrical engineering from Massachusetts Institute of Technology and a Ph.D. in physics from the University of Illinois.

      Dr. Lambeth has served as a Director of Intevac since May 1996. Dr. Lambeth has been Professor of both Electrical and Computer Engineering and Material Science Engineering at Carnegie Mellon University since 1989. Dr. Lambeth was Associate Director of the Data Storage Systems at Carnegie Mellon University from 1989 to 1999. Since 1988, Dr. Lambeth has been the owner of Lambeth Systems, an engineering consulting and research firm. From 1973 to 1988, Dr. Lambeth worked at Eastman Kodak Company’s Research Laboratories, most recently as the head of the Magnetic Materials Laboratory. Dr. Lambeth holds a BS in electrical engineering from the University of Missouri and a Ph.D. in physics from the Massachusetts Institute of Technology.

      Dr. Smead has served as a Director of Intevac since February 1991. Dr. Smead joined Kaiser Aerospace and Electronics Corporation in 1974 and served as Kaiser’s President from 1974 until October 1997. Dr. Smead served as President and Chairman of the Board of Directors of K Systems, Inc., Kaiser’s parent company, from 1977 until October 1997. Dr. Smead served as Chairman of the Board of Directors of Kaiser until December 1999. Dr. Smead resigned as a director of Kaiser and its subsidiaries in December 2000. Dr. Smead holds a BS in electrical engineering from the University of Colorado, a MS in electrical engineering from the University of Washington and a Ph.D. in electrical engineering from Purdue University.

BOARD MEETINGS AND COMMITTEES

      The Board of Directors held four meetings during fiscal 2001. All members of the Board of Directors during fiscal 2001 attended at least seventy-five percent of the aggregate of the total number of meetings of the Board of Directors held during the fiscal year and the total number of meetings held by all committees of the Board on which each such director served. There are no family relationships among executive officers or directors of the Company. The Board of Directors has an Audit Committee and a Compensation Committee.

      The Audit Committee of the Board of Directors held four meetings during fiscal 2001. The Audit Committee, which during 2001 comprised Mr. Durbin, Mr. Farinsky (after his appointment in May 2001) and Dr. Lambeth, recommends engagement of the Company’s independent accountants, approves services performed by such accountants, and reviews and evaluates the Company’s accounting system and its system of internal controls.

      The Compensation Committee of the Board of Directors held one meeting during fiscal 2001. The Compensation Committee, which during 2001 comprised Dr. Lambeth and Dr. Smead, has overall responsibility for the Company’s compensation policies and determines the compensation payable to the Company’s executive officers, including their participation in certain of the Company’s employee benefit and stock plans.

DIRECTOR COMPENSATION

      Directors of the Company do not receive fees for services provided as a director, but they are reimbursed for reasonable expenses incurred in attending Board or committee meetings. The Company also does not pay fees for committee participation or special assignments of the Board of Directors. However, the directors are eligible to receive periodic option grants under the Discretionary Option Grant Programs in effect under the Company’s 1995 Stock Option/ Stock Issuance Plan (the “1995 Plan”). Under the Discretionary Option Grant Program, all directors are eligible to receive option grants, when and as determined by the Board of Directors. During the 2001 fiscal year, Mr. Durbin, Dr. Hempstead and Dr. Smead each received option grants of 5,000 shares, Dr. Lambeth received options grants totaling 20,000 shares and Mr. Farinsky received an option grant of 35,000 shares under the Discretionary Option Grant Program.

      The Board of Directors recommends that shareholders vote FOR election of all of the above nominees for election as directors.

PROPOSAL NO. 2:

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has selected Grant Thornton LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2002. Grant Thornton LLP began auditing the Company’s financial statements in 2000. Its representatives are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Change in Independent Public Auditor

      In June 2000, Intevac dismissed Ernst & Young LLP as the Company’s independent accountants and engaged Grant Thornton LLP as its new independent accountant. The Audit Committee of Intevac’s Board of Directors participated in and approved the decision to change independent accountants June 5, 2000.

      The reports of Ernst & Young LLP on the financial statements of the Company for the fiscal year ended December 31, 1999 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Intevac had no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused

Ernst & Young LLP to make reference thereto in their report on the financial statements for the fiscal year ended December 31, 1999.

      During the fiscal year ended December 31, 1999, and the subsequent interim period ended June 7, 2000, there were no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Fees Paid To Accountants For Services Rendered During 2001

Audit Fees:

      Audit fees billed to the Company by Grant Thornton LLP during the Company’s 2001 fiscal year for review of the Company’s annual financial statements and those financial statements included in the Company’s quarterly reports on Form 10-Q totaled $163,000. The Company also paid Grant Thornton’s predecessor accountant, Ernst & Young LLP $12,000 for their review of financial statements included in the Company’s annual report on Form 10-K.

Financial Information Systems Design and Implementation Fees:

      The Company did not engage Grant Thornton LLP to provide advice to the Company regarding financial information systems design and implementation during the year ended December 31, 2001.

All Other Fees:

      Fees billed to the Company by Grant Thornton LLP during the 2001 fiscal year for all other non-audit services rendered to the Company, including tax related services totaled $36,000.

      Shareholder ratification of the selection of Grant Thornton LLP as the Company’s independent public accountants is not required by the Company’s By-Laws or other applicable legal requirement. However, the Board is submitting the selection of Grant Thornton LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

      The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting, provided that such a vote also constitutes a majority of the required quorum, will be required to ratify the selection of Grant Thornton LLP as the Company’s independent public accountants for the year ending December 31, 2002. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as the negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

      The Board of Directors recommends that shareholders vote FOR the proposal to ratify the selection of Grant Thornton LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of March 15, 2002 by (i) all persons known by the Company to be beneficial owners of five percent (5%) or more of its outstanding Common Stock based upon a review of 13G filings made with the Securities and Exchange Commission during 2001, (ii) each director of the Company and each nominee for director, (iii) the Chairman of the Board and each of the three other executive officers of the Company serving as such as of the end of the last fiscal year whose compensation for such year was in excess of $100,000, and (iv) all executive officers and directors of the Company as a group.

	Amount and Nature of
	Beneficial Ownership(1)

Name and Address of Beneficial Owner	Number of Shares	Percent Owned(2)

Foster City LLC	5,600,000	46.4%
395 Mill Creek Circle Vail, CO 81657
Norman H. Pond(3)	1,109,675	9.0%
3560 Basset Street Santa Clara, CA 95054
State of Wisconsin Investment Board	906,700	7.5%
P.O. Box 7842 Madison, WI 53707
Kevin Fairbairn	2,000	*
Charles B. Eddy(4)	167,182	1.4%
Verle Aebi(5)	82,615	*
Ed Durbin(6)	5,682,015	46.8%
George L. Farinsky(7)	35,000	*
Robert D. Hempstead(8)	138,799	1.1%
David N. Lambeth(9)	45,000	*
H. Joseph Smead(10)	5,637,683	46.7%
All directors and executive officers as a group (9 persons)(11)	7,299,969	57.3%

*	Less than 1%.

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. The number of shares beneficially owned includes Common Stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days after March 15, 2002, including, but not limited to, upon the exercise of an option or conversion of convertible debt.

(2)	Percentage of beneficial ownership is based upon 12,060,003 shares of Common Stock that were outstanding March 15, 2002. For each individual, this percentage includes Common Stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days of March 15, 2002, including, but not limited to, upon the exercise of an option or conversion of convertible debt; however, such Common Stock is not considered outstanding for the purpose of computing the percentage owned by any other individual as required by General Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934.

(3)	Includes 818,100 shares held by the Norman Hugh Pond and Natalie Pond Trust DTD 12/23/80; 37,500 shares plus 60,363 shares held in the form of Intevac’s Convertible Subordinated Notes due March 2004, both held by the Pond 1996 Charitable Remainder Unitrust, both of whose trustees are Norman Hugh Pond and Natalie Pond; options exercisable for 163,333 shares of Common Stock outstanding under the Company’s 1995 Plan and 11,879 shares held in the form of Intevac’s Convertible Subordinated Notes due March 2004.

(4)	Includes 84,141 shares held by the Eddy Family Trust DTD 02/09/00, whose trustees are Charles Brown Eddy III and Melissa White Eddy, options exercisable for 70,466 shares of Common Stock under the 1995 Plan and 2,424 shares held in the form of Intevac’s Convertible Subordinated Notes due March 2004.

(5)	Includes options exercisable for 40,399 shares of Common Stock under the 1995 Plan.

(6)	Includes options exercisable for 32,500 shares of Common Stock under the 1995 Plan, 47,515 shares held in the form of Intevac’s Convertible Subordinated Notes due March 2004 and 5,600,000 shares held by Foster City LLC. Mr. Durbin is a director of the Company and a managing member of Foster City. Mr. Durbin disclaims beneficial ownership in the shares of the Company held by Foster City except to the extent of his pecuniary interest therein arising from his interest in Foster City.

(7)	Includes options exercisable for 35,000 shares of Common Stock under the 1995 Plan.

(8)	Includes options exercisable for 134,999 shares of Common Stock under the 1995 Plan.

(9)	Includes options exercisable for 45,000 shares of Common Stock under the 1995 Plan.

(10)	Includes options exercisable for 22,500 shares of Common Stock under the 1995 Plan and 5,600,000 shares held by Foster City LLC. Dr. Smead is a director of the Company and a managing member of Foster City. Dr. Smead disclaims beneficial ownership in the shares of the Company held by Foster City except to the extent of his pecuniary interest therein arising from his interest in Foster City.

(11)	Includes options exercisable for 542,197 shares of Common Stock under the 1995 Plan and 122,181 shares held in the form of Intevac’s Convertible Subordinated Notes due March 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 or Form 5 of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended December 31, 2001, its officers, directors and holders of more than 10% of the Company’s common stock complied with all Section 16(a) filing requirements.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Cash and Certain Other Compensation

      The following table provides certain summary information concerning the compensation earned by (i) the Company’s Chief Executive Officer and (ii) each of the three other executive officers of the Company whose salary and bonus was in excess of $100,000 for the 2001 fiscal year, for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years. Such individuals are referred to as the “Named Executive Officers”. No executive officer who would have otherwise been includible in such table on the basis of salary and bonus earned for the 2001 fiscal year resigned or terminated employment during that fiscal year.

Summary Compensation Table

				Long-Term
				Compensation
				Awards

	Annual Compensation			Securities
				Underlying	All Other
Name and Principal Position	Years	Salary($)(1)	Bonus	Options(#)	Compensation(2)

Norman H. Pond	2001	$349,313	—	—	$4,456
Chairman of the Board	2000	292,724	—	—	2,966
	1999	262,432	—	—	3,579
Ajit Rode(3)	2001	289,016	—	—	2,427
Former Chief Executive Officer &	2000	111,064	50,000	200,000	907
President of Equipment Division	1999	—	—	—	—
Charles B. Eddy III	2001	181,456	—	5,000	2,359
Vice President, Finance and	2000	173,664	—	—	1,094
Administration, Chief Financial	1999	157,498	—	7,000	1,028
Officer, Treasurer and Secretary
Verle Aebi	2001	183,914	—	5,000	2,238
President of Photonics Division	2000	176,243	—	—	975
	1999	156,801	—	10,000	1,022

(1)	Includes salary deferral contributions to the Company’s 401(k) Plan.

(2)	The indicated amount for each Named Executive Officer comprises the contributions made by the Company on behalf of such individual to the Company’s 401(k) Plan, which match part of such officer’s salary deferral contributions to that plan, plus the cost of any life insurance in excess of $50,000 paid by the Company.

(3)	Dr. Rode joined the Company in June 2000 as Chief Executive Officer and President of the Equipment Division. He was paid a bonus upon beginning employment with the Company. Dr. Rode resigned his position with the Company in September 2001.

Stock Options

      The following table contains information concerning the stock option grants made to each of the Named Executive Officers during the fiscal year ended December 31, 2001. Except for the limited stock appreciation rights described in footnote (2) below, no stock appreciation rights were granted to those individuals during such year.

	Individual Grants				Potential Realizable
Value at Assumed Annual
	Number of	Percent of			Rates of Stock Price
	Securities	Total Options			Appreciation for Option
	Underlying	Granted to	Exercise or		Term(1)
	Options	Employees in	Base Price	Expiration
Name	Granted(2)	2001	($/Share)(3)	Date	5%	10%

Norman H. Pond	—	—	—	—	—	—
Ajit Rode	—	—	—	—	—	—
Charles B. Eddy III	5,000	1.6%	$3.200	10/19/11	$10,062	$25,500
Verle Aebi	5,000	1.6%	3.200	10/19/11	10,062	25,500

(1)	There can be no assurance that the actual stock price appreciation over the 10-year option term will be at the 5% and 10% assumed annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officer.

(2)	Option shares generally vest in a series of five (5) successive equal annual installments upon the optionee’s completion of each year of service over the five-year period measured from the grant date. In addition, the option shares vest in full upon an acquisition of the Company by merger or asset sale, unless such option is assumed by the acquiring entity. Each option has a maximum term of 10 years measured from the option grant date, subject to earlier termination following the optionee’s cessation of service with the Company. Each option also includes a limited stock appreciation right which provides the optionee with a right, exercisable upon the successful completion of a hostile tender offer for fifty percent or more of the Company’s outstanding voting securities, to surrender the option to the Company, to the extent the option is at that time exercisable for vested shares, in return for a cash distribution per surrendered option share equal to the excess of (i) the highest price per share of Common Stock paid in the hostile tender offer over (ii) the option exercise price payable per share.

(3)	The exercise price may be paid in cash, in shares of the Company’s Common Stock valued at fair market value on the exercise date, or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, plus any Federal and state income tax liability incurred by the optionee in connection with such exercise.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table sets forth information concerning option exercises and option holdings for the 2001 fiscal year by each of the Named Executive Officers. Except for the limited stock appreciation rights described in footnote (2) to the Stock Options table above, no stock appreciation rights were outstanding at the end of that year.

Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
			Options/SARs at	Options/SARs at
			Fiscal Year-End(#)	Fiscal Year-End
	Shares Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise(#)	Realized(1)	Unexercisable	Unexercisable(2)

Norman H. Pond	—	—	163,333/0	$0/0
Ajit Rode	—	—	40,000/160,000	$0/0
Charles B. Eddy III	—	—	69,466/12,200	$1,811/0
Verle Aebi	—	—	39,399/18,000	$1,995/0

(1)	Equal to the fair market value of the purchased shares on the option exercise date less the exercise price paid for those shares.

(2)	Based on the market price of $2.380 per share, which was the closing selling price per share of the Company’s Common Stock on the Nasdaq National Market on the last day of the 2001 fiscal year, less the exercise price payable for such shares. Options for which the exercise price is greater than $2.380 are excluded from this calculation.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors (the “Committee”) administers the Company’s compensation policies and programs and has primary responsibility for executive compensation matters, including the establishment of the base salaries of the Company’s executive officers, the approval of individual bonuses and bonus programs for executive officers and the administration of certain employee benefit programs. In addition, the Committee has exclusive responsibility for administering the Company’s 1995 Stock Option/ Stock Issuance Plan, under which stock option grants and direct stock issuances may be made to executive officers and other employees. The Committee during 2001 comprised two non-employee directors. The following is a summary of policies which the Committee applies in setting the compensation levels for the Company’s executive officers.

      GENERAL COMPENSATION POLICY. The overall policy of the Committee is to offer the Company’s executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. Each executive officer’s compensation package generally comprises base salary, which is determined on the basis of the individual’s position and responsibilities with the Company, the level of his or her performance, and the financial performance of the Company, and incentive performance awards generally in the form of stock options.

      FACTORS. The primary factors which the Committee considers in establishing the components of each executive officer’s compensation package are summarized below.

      Base Salary. In setting the base salary for each executive officer, the Committee takes into account comparative compensation data for a select group of companies. Companies are included within the survey group on the basis of a number of factors, such as their size and organizational structure, the nature of their businesses, the geographic regions in which they operate, the composition of their compensation programs (including the extent to which they rely on other contingent forms of compensation), the extent to which they compete with the Company for executive talent and the availability of information concerning their compensation practices. On the basis of the compiled data, the Committee sets the base salary of each executive officer at a level which is competitive with the salaries of individuals in similar positions at the surveyed companies. The Committee also takes into account the performance of the Company in setting the base salary for each executive officer.

      Incentive Compensation. At the end of each fiscal year the Compensation Committee evaluates each executive officer’s base salary, the level of his performance, and the performance of the Company, and determines for each individual executive officer the amount of any cash incentive bonus to be paid to such executive officer. For fiscal 2001, no year-end cash incentive bonuses were paid.

      Long-Term Stock-Based Incentive Compensation. Long-term incentives are provided through stock option grants. The grants are designed to align the interests of each executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company’s Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in installments over a five-year period, contingent on the officer’s continued employment with the Company. Accordingly, the option provides a return to the executive officer only if the market price of the shares appreciates over the option term and the officer continues in the Company’s employ.

      The size of the option grant to each executive officer is designed to create a meaningful opportunity for stock ownership and is based upon the executive officer’s current position with the Company, internal comparability with option grants made to other Company executives, the executive officer’s current level of performance and the executive officer’s potential for future responsibility and promotion over the option term. The Committee also takes into account the number of vested and unvested options held by the executive officer to maintain an appropriate level of equity incentive for that individual. However, the Committee does not adhere to any specific guidelines as to the relative option holdings of the Company’s executive officers.

      CEO COMPENSATION. The compensation payable to Dr. Rode, the Company’s Chief Executive Officer until September 28, 2001 was determined by the Committee using a process similar to that described above. His base salary was set at a level which the Committee believed would be competitive with the base salary levels in effect for chief executive officers at similarly-sized companies within the industry.

      COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The compensation paid to any of the Company’s executive officers for the 2001 fiscal year did not exceed the $1 million limit per officer, and it is not expected the compensation to be paid to any of the Company’s executive officers for the 2002 fiscal year will exceed that limit. In addition, the Company’s 1995 Stock Option/ Stock Issuance Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options under the 1995 Plan will qualify as performance-based compensation that will not be subject to the $1 million limitation.

      Submitted by the Compensation Committee of the Company’s Board of Directors:

David N. Lambeth & H. Joseph Smead, Compensation Committee Members

      The foregoing Compensation Committee Report shall not be deemed to be “soliciting material” or to be filed with the SEC, nor shall such information be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of the Company’s Board of Directors was formed September 14, 1995 and during 2001 comprised David N. Lambeth and H. Joseph Smead. Neither of these individuals was at any time during fiscal 2001, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

AUDIT COMMITTEE REPORT

      The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the board, to report the results of its activities to the board and to maintain free and open communication among the committee, independent and internal auditors and management. While the Audit Committee has certain responsibilities and powers, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. It is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor, or to assure compliance with laws and regulation and the Company’s Code of Conduct. The Audit Committee comprises three independent directors, and is governed by a written charter first adopted and approved by the Board of Directors September 14, 1995. Each of the members of the Audit Committee is independent as defined by Company policy and Rule 4200(a)(15) of the National Association of Securities Dealer’s listing standards.

      The Audit Committee recommends to the Board an accounting firm to serve as the Company’s independent accountants. The Audit Committee also, as appropriate, reviews, evaluates, discusses and consults with Company management, internal audit personnel and the independent accountants regarding the following:

•	the plan for, and the independent auditor’s report on, each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including the financial statements and reports included in filings with the SEC or sent to shareholders, as well as the Company’s internal accounting controls, and accounting and financial personnel;

•	changes in the Company’s accounting practices, principles, controls or methodologies, or in the presentations contained in the Company’s financial statements, and recent developments in accounting rules.

      This year the Audit Committee reviewed the Audit Committee Charter and, after appropriate review and discussion, determined that it had fulfilled its responsibilities thereunder.

      The Audit Committee is responsible for recommending to the Board that the Company’s financial statements be included in the Company’s Annual Report on Form 10-K. The Audit Committee discussed with Grant Thornton, the Company’s independent accountants for fiscal 2001, those matters Grant Thornton communicated to the Audit Committee under applicable auditing standards, including information concerning the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. The Audit Committee discussed Grant Thornton’s independence with Grant Thornton and received a letter from Grant Thornton regarding independence as required under applicable independence standards for auditors of public companies, satisfying the Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed, with Company management and Grant Thornton, the Company’s audited consolidated balance sheets at December 31, 2001 and 2000, and consolidated statements of operations, cash flows and stockholders’ equity for the three years ended December 31, 2001. Based on the discussions with Grant Thornton and management concerning the audit, the auditors independence, the financial statement review, and additional matters deemed relevant and appropriate by the Committee, the Audit Committee recommended to the Board that the Company’s Annual Report on Form 10-K include these financial statements.

      Submitted by the Audit Committee of the Company’s Board of Directors:

Edward Durbin, George L. Farinsky & David N. Lambeth, Audit Committee Members

      The foregoing Audit Committee Report shall not be deemed to be “soliciting material” or to be filed with the SEC, nor shall such information be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT

AND CHANGE-IN-CONTROL AGREEMENTS

      None of the Company’s executive officers has an employment agreement with the Company, and each individual’s employment may be terminated at any time at the discretion of the Board of Directors. Pursuant to the express provisions of the 1995 Stock Option/ Stock Issuance Plan, the outstanding options under the 1995 Plan held by the Chief Executive Officer and the Company’s other executive officers would immediately accelerate in full, and all unvested shares of Common Stock at the time held by such individuals under the 1995 Plan would immediately vest, if their employment were to be terminated either involuntarily or through a forced resignation within twelve (12) months after any acquisition of the Company by merger or asset sale in which those options and shares did not otherwise vest. In addition, the Compensation Committee of the Board of Directors has the authority as Administrator of the 1995 Plan to provide for the accelerated vesting of the outstanding options under the 1995 Plan held by the Chief Executive Officer and the Company’s other executive officers, and the immediate vesting of all unvested shares of Common Stock at the time held by such individuals under the 1995 Plan, if their employment were to be terminated either involuntarily or through a forced resignation following a hostile take-over of the Company effected through a successful tender offer for more than fifty percent (50%) of the Company’s outstanding Common Stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

PERFORMANCE GRAPH

      The following graph compares the cumulative total shareholder return on the Common Stock of the Company with that of the NASDAQ Stock Market Total Return Index, a broad market index published by the Center for Research in Security Prices (“CRSP”), and the NASDAQ Computer Manufacturers Stock Total Return Index compiled by CRSP. The comparison for each of the periods assumes that $100 was invested December 31, 1996 in the Company’s Common Stock, the stocks included in the NASDAQ Stock Market Total Return Index and the stocks included in the NASDAQ Computer Manufacturers Stock Total Return Index. These indices, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

COMPARISON OF CUMULATIVE TOTAL RETURN SINCE DECEMBER 31, 1996

AMONG INTEVAC, NASDAQ STOCK MARKET TOTAL RETURN INDEX AND
NASDAQ COMPUTER MANUFACTURERS TOTAL RETURN INDEX

      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation, the preceding Audit Committee Report and the preceding Performance Graph shall not be incorporated by reference into any such filings; nor shall such reports or graph be incorporated by reference into any future filings.

OTHER BUSINESS

      The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS

      Proposals of shareholders which are intended to be presented at the Company’s annual meeting of shareholders to be held in 2003 must be received by the Company no later than December 3, 2002 to be included in the proxy statement and proxy relating to that meeting. If a shareholder intends to submit a proposal at our 2003 Annual Meeting of Shareholders that is not eligible for inclusion in the proxy statement relating to the meeting and the shareholder fails to give us notice in accordance with the requirements set forth in the Securities Exchange Act, no later than February 15, 2003, the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at our 2003 Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

CHARLES B. EDDY III
Vice President, Finance and Administration,
Chief Financial Officer, Treasurer and Secretary

March 25, 2002

1457-PS-2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

INTEVAC, INC.

     Kevin Fairbairn and Charles B. Eddy III, or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of capital stock of Intevac, Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Shareholders May 15, 2002, and at any adjournments or postponements thereof as follows on the reverse side.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

The Board of Directors recommends a vote FOR each of the proposals below. This Proxy will be voted as directed, or, if no direction is indicated, will be voted FOR each of the proposals below and, at the discretion of the persons named as proxies, upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is voted.

1.	The election of all nominees listed below for the Board of Directors, as described in the Proxy Statement:

Nominees: Norman H. Pond, Kevin Fairbairn, Edward Durbin, George L. Farinsky, Robert D. Hempstead, David N. Lambeth and H. Joseph Smead

FOR            WITHHELD

(INSTRUCTION: To withhold authority to vote for any individual nominee, write such name or names in the space provided below.)

2.	Proposal to ratify the appointment of Grant Thornton LLP as independent public accountants of the Company for the fiscal year ending December 31, 2002:

FOR          AGAINST          ABSTAIN

3.	Transaction of any other business which may properly come before the meeting and any adjournment or postponement thereof.

DATE:________________________, 2002

__________________________________
(Signature)

__________________________________
(Signature if held jointly)

(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian or in any other representative capacity, give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY,
USING THE ENCLOSED ENVELOPE.